Exhibit 99.1

MetaStat, Inc. Launches Scientific Advisory Board for Therapeutics

MONTCLAIR, NJ– February 10, 2014 - MetaStat, Inc. (OTCQB: MTST), a life science company focused on understanding and treating systemic metastasis, today announced the appointments of scientific and clinical leaders from the fields of RNA biology, alternative splicing, and therapeutic resistance in cancer to its newly formed scientific advisory board for therapeutics. The members include David M. Epstein, Ph.D, Eric Winer, M.D., Adrian Krainer, Ph.D., Mariano-Garcia Blanco, M.D., Ph.D., Michael Hemann, M.D., Ph.D. and Frank Gertler, Ph.D.

Dr. David Epstein, chairman of the scientific advisory board for therapeutics, stated “We are excited to work with this esteemed group as MetaStat launches its therapeutic program to exploit alternative splicing events as a way to mine novel drug targets and discover personalized therapeutics against metastasis and therapeutic resistance.”

Biographies of each of the members are:

David M. Epstein, Ph.D.
Dr. Epstein was appointed to MetaStat’s board of directors and chair of our drug discovery and development team effective as of April 16, 2013, and chairman of the scientific advisory board for therapeutics on February 4, 2014.  Dr. Epstein is currently Associate Professor in Cancer & Stem Cell Biology and Director of the Center for Technology and Development at Duke-NUS Medical School in Singapore.  From May 2006 to March 2013, Dr. Epstein, served as Senior Vice President and Chief Scientific Officer for OSI Pharmaceuticals (“OSI”), now a wholly owned subsidiary of Astellas Pharma US, Inc., where he had strategic and operational oversight of OSI’s oncology discovery research and translational medicine programs.  From May 2001 to April 2006, Dr. Epstein served as vice president of Archemix Corp, an aptamer therapeutics-focused discovery and development company, where he was responsible for overseeing Archemix’s aptamer research and pre-clinical development programs.  Dr. Epstein’s experience provides him with a broad and deep understanding of the science underlying our business and our competitors’ efforts.

Eric Winer, M.D.
Dr. Winer is Professor, Department of Medicine, at Harvard Medical School.  He is Chief of the Division of Women’s Cancers, Director of the Breast Oncology Program, and the Thompson Chair in Breast Cancer Research at Dana-Farber Cancer Institute. Dr. Winer received his MD from Yale University. Under Dr. Winer’s leadership, the program at Dana-Farber has played a critical role in the development of targeted therapies for HER2+ breast cancer. The group at Dana-Farber is also investigating a wide range of targeted therapies for all subtypes of breast cancer.  Dr. Winer has authored over 200 publications relating to clinical cancer research.

Adrian Krainer, Ph.D.
Dr. Krainer is the St. Giles Foundation Professor of Molecular Genetics and the Program Chair of Cancer and Molecular Biology at the Cold Spring Harbor Laboratory. Dr. Krainer’s expertise is in the fundamental mechanisms and regulation of human pre-mRNA splicing, and understanding the role of defective splicing in cancer. Dr. Krainer discovered SRSF1, the founding member of a conserved family of splicing factors, and his work has provided clear evidence of splicing factors driving cancer and the role of alternative splicing in cancer-cell metabolism. Dr. Krainer’s laboratory has also developed novel antisense therapeutics to correct disease-causing splicing defects, and application of this method is currently being assessed in the clinic. Dr. Krainer is a leading expert in this area, with over 150 research articles published to date.

Mariano A. Garcia-Blanco, M.D., Ph.D.
Dr. Garcia-Blanco is the Charles D. Watts Professor of Molecular Genetics and Microbiology, and Medicine, and Director of the Center for RNA Biology at Duke University. Dr. Garcia-Blanco’s expertise is in RNA biology.  His laboratory has pioneered the use of reporters to image alternative splicing of RNA in vivo. He has discovered the role of alternative splicing in epithelial-mesenchymal transition (EMT), a process essential for tumor progression and metastasis. A major focus of his laboratory is elucidating signaling pathways that mediate changes in alternative splicing as tumor cells undergo EMT.

Michael T. Hemann, M.D., Ph.D.
Dr. Hemann is the Eisen and Chang Career Development Associate Professor of Biology at the Massachusetts Institute of Technology (“MIT”). Dr. Hemann brings expertise in modeling therapeutic resistance in order to identify new drug targets where inhibition can synergize with existing therapies.  His laboratory uses RNAi to study the roles of cancer relevant genes in mediating sensitivity and resistance to chemotherapeutic agents. Dr. Hemann’s interests are also focused on understanding the role of genetic instability on acquired and intrinsic drug resistance.

Frank B. Gertler, Ph.D.
Dr. Gertler received his B.S. degree from the University of Wisconsin-Madison in 1985. During his post-graduate thesis work at the University of Wisconsin-Madison, Dr. Gertler discovered the Enabled (Ena) gene in a search for functional downstream targets of signaling by the Drosophila homolog of the c-Abl proto-oncogene. He proceeded to demonstrate that Abl and Ena function were key components of the machinery required to establish normal connections during development of the nervous system. After receiving his Ph.D. in Oncology and Genetics in 1992, Dr. Gertler trained as a Postdoctoral Fellow in the laboratory of Philippe Soriano at the Fred Hutchinson Center for Cancer Research from 1993 through 1997. During this time, he cloned Mena, the mammalian homolog of Drosophila Ena, and discovered a family of related molecules, the “Ena/VASP” proteins. In 1997, Dr. Gertler joined the Biology Department at Massachusetts Institute of Technology (“MIT”). His laboratory continued to work on Mena and the related Ena/VASP proteins and described pivotal roles for these proteins in controlling cell movement, shape and adhesion during fetal development. In 2005, Dr. Gertler moved to the MIT Center for Cancer Research and began to work on the role of Mena in metastatic progression and launched other efforts geared at understanding how the control of cell motility is dysregulated during metastatic diseases. Dr. Gertler reported the first comprehensive analysis of changes to the transcriptome, including alternative splicing during epithelial-mesenchymal transition (EMT).  Currently, Dr. Gertler is a Full Professor in the Koch Institute for Integrative Cancer Research at MIT and a member of the MIT Biology Department.

“The caliber of our scientific advisory board for therapeutics is a testament to the potential of our technology.  We are proud to have these individuals as part of the MetaStat team and to direct the direction of our drug discovery efforts,” said Oscar Bronsther, MD, Chief Executive Officer of MetaStat.

About MetaStat, Inc.

MetaStat is a life sciences company that develops and commercializes diagnostic products and novel therapeutics for the early and reliable prediction and treatment of systemic metastasis, the process by which cancer spreads from a primary tumor through the bloodstream to other areas of the body. MetaStat is focused on breast, prostate, lung and colorectal cancers, where systemic metastasis is responsible for approximately 90% of all deaths. The company's function-based diagnostic platform technology is based on the identification and understanding of the pivotal role of the mena protein and its isoforms, a common pathway for the development of systemic metastatic disease in all epithelial-based solid tumors. Both the MetaSite Breast™ and MenaCalc™ product lines are designed to accurately stratify patients based on their individual risk of metastasis and to allow clinicians to better "customize" cancer treatment decisions by positively identifying patients with a high-risk of metastasis who need aggressive therapy and by sparing patients with a low-risk of metastasis from the harmful side effects and expense of chemotherapy. Additionally, the MenaBloc™ therapeutic program aims to build upon mena biology and alternative splicing events as a driver of disease progression to exploit novel targets that provide precision medicines in oncology.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update such statements.

Contact

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MetaStat, Inc.
Daniel Schneiderman
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(973) 744-7618
dan@metastat.com